EXHIBIT (A)(75)















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                       IMPORTANT MESSAGE FOR SHAREHOLDERS
                    OF EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                         FROM DUKE ENERGY INTERNATIONAL

                             LOOK BEYOND FACE VALUE



         As you consider the merits of Duke Energy International's offer for Endesa Chile, it is important to remember that:


        Duke Energy will purchase up to 602,828,970 Endesa common shares, including common shares represented by American Depository Shares at 8,250 Chilean pesos ($17.25 at the exchange rate on April 20) per ADS.


     Duke Energy's offer represents GREATER FULL VALUE for all shareholders and a commitment to a growing Endesa.


                       THE U.S. OFFER EXPIRES AT MIDNIGHT
                   NEW YORK CITY TIME (EST) ON APRIL 29, 1999.


                           HOW TO TENDER YOUR SHARES:

                        HARRIS TRUST COMPANY OF NEW YORK



BY MAIL:                     BY FACSIMILE                  BY HAND OR
                             TRANSMISSION:                 OVERNIGHT COURIER:

WALL STREET STATION          (FOR ELIGIBLE                 88 PINE STREET
POST OFFICE BOX 1023         INSTITUTIONS ONLY)            19TH FLOOR
NEW YORK, NY  10268-1023     212.701.7636 OR               NEW YORK, NY  10005
USA                          212.701.7637                  USA



                        [DUKE ENERGY INTERNATIONAL LOGO]




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